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                     ESCROW AGREEMENT

Escrow Agreement ("Agreement") entered into as of
	, 1999, by and among World Monitor Trust II, a business trust organized under Chapter 38 of Title 12 of the Delaware
Code (the "Delaware Act") (the "Trust"), Prudential Securities
Futures Management Inc., a Delaware corporation (the
"Managing Owner"), The Chase Manhattan Bank, a New York banking corporation (the "Escrow Agent"), and Prudential
Securities Incorporated, a Delaware corporation (the
"Placement Agent").

                  W I T N E S S E T H:

WHEREAS, the Trust intends to offer Interests, as defined below, in the various Series of the Trust; and

WHEREAS, the Escrow Agent has consented to act as escrow agent for the Trust pursuant to the conditions and requirements hereinafter set forth.

NOW, THEREFORE, in consideration of the provisions hereinafter set forth, the parties agree as follows:


                        Article 1.

                        DEFINITIONS

Section 1.01 As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

"Continuous Offering Period" means the period immediately following the Initial Offering Period for that Series and continuing until the offering is terminated or all of the Interests for that Series have been sold.

"Initial Offering Period" means the period commencing with the initial effective date of the Registration Statement for that Series and terminating no later than the 120th day following such date.

"Interests" means the beneficial interest of each interestholder in the profits, losses, distributions, capital and assets of each separate Series in the Trust. Interests need not be represented by certificates.

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"Limited Owner" means any person or entity who becomes a
holder of Interests and who is listed as such on the books and records of the Trust and may include the Managing Owner with respect to the Interests purchased by it.

"Net Asset Value" (for any Series) means the total assets in the Trust Estate for a Series including, but not limited to, all cash and cash equivalents of a Series (valued at cost plus accrued interest and amortization of original issue discount) less the total liabilities of that Series, each determined on the basis of generally accepted accounting principals in the U.S. consistently applied under the accrual method of accounting ("GAAP").

"Prospectus" means the final prospectus and disclosure document of the Trust, constituting a part of the Registration Statement for each Series of Interests, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date of the Registration Statement.

"Registration Statement" means the registration statement on Form S-1, as amended, filed by the Trust with the Securities and Exchange Commission for each Series pursuant to which the Trust registered the Interests for each Series, as the same may at any time and from time to time be further amended or supplemented.

"Series" means an identified group of Interests which has a common investment objective, whose trading decisions are made by a specified trading advisor and which share the same assets, liabilities, profits and losses to the exclusion of any other Interests.

"Subscriber" means an individual (or entity) who subscribes for an Interest or Interests in any Series or in any combination of the Series.

"Trust Estate" means any cash, commodity futures, forward and option contracts, all funds on deposit in the Trust's accounts for a Series and any other property held by a Series of the Trust, and all proceeds therefrom, including any rights of a Series of the Trust pursuant to any agreements to which the Trust is a party.

                      Article 2.

               APPOINTMENT OF ESCROW AGENT

Section 2.01 The parties hereby appoint the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

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                     Article 3.

          REPRESENTATIONS AND WARRANTIES
                   OF THE TRUST

Section 3.01 The Managing Owner, individually and on behalf of the Trust, represents and warrants to the Escrow Agent and agrees with the Escrow Agent for the benefit of the Escrow Agent that the Trust is and will be on the Initial Closing Date for each Series
(as defined below in Section 5.01 and as such date will be scheduled by the Managing Owner and the Placement Agent) a business trust duly organized under the laws of the State of Delaware with the power and authority to conduct its business. The Managing Owner hereby further represents and warrants, individually and on behalf of the Trust, that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Managing Owner and the Trust.

                        Article 4.

                 TRANSMITTAL AND COLLECTION

Section 4.01 The Placement Agent shall deposit all the proceeds of subscriptions from the sale of each Series (the "Proceeds") during the Initial Offering Period for that Series into the Escrow Account described in Section 6.01 for that Series. The
Proceeds shall be transferred to the Escrow Account by direct transfer of immediately available funds from each Subscriber's account with the Placement Agent, which Proceeds must be in the Subscriber's account at the time of subscription. The
Placement Agent will provide the Escrow Agent with a memorandum of transmittal showing the name, address and social security number or tax identification number of each Subscriber, along with the number of Interests in that Series purchased, and the amount of payment being made to the Escrow Agent. The Placement Agent will also advise the
Escrow Agent that the Placement Agent has on file a certification from each Subscriber in compliance with the Interest and Dividend Tax Compliance Act of 1983.

                        Article 5.

          PROCEDURE FOR DISPOSITION OF PROCEEDS
Section 5.01

(a) As soon as practical prior to the closing date with respect to the initial offering of a Series ("Initial Closing Date"), the Managing Owner shall notify the Escrow Agent of (i) the effective date of the Registration Statements and (ii) that portion of the Proceeds in such Series' Account which represents subscriptions to be accepted by the Managing
Owner for that Series.

(b)  If subscriptions for at least the minimum amount specified on
Schedule 2 for a Series have been accepted during the Initial
Offering Period for that Series and there are at least

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150 Subscribers for each Series, the Escrow Agent shall as soon as practicable thereafter deliver all or such portion of the Proceeds for such Series, which are identified by the Managing Owner as having been accepted for that Series, deposited in its Escrow Account (including all interest earned on the Proceeds for such Series) to the Trust for that Series upon written notification by the Managing Owner that (i) subscriptions aggregating the requisite amount(s) have been received and accepted for that Series and (ii) the amount of the proceeds represented by such accepted subscriptions for that Series are $5,000,000. Such notification shall include appropriate information with respect to the bank account referenced in Section 5.01(e).

(c) Any interest earned on the escrowed Proceeds for such Series will be contributed to such Series for each Subscriber in proportion to their respective subscriptions (taking into account both the amount and date of deposit). Accordingly, if the escrowed Proceeds are delivered to a Series, the interest earned on the Proceeds will be contributed to the Series along with the escrowed Proceeds and not individually delivered to the Subscribers.

(d) If the notification described above in Section 5.01(a) has not been received during the Initial Offering Period for a Series, the Escrow Agent shall upon written instruction remit, within ten business days following the conclusion of the Initial
Offering Period for that Series, or as soon thereafter as may be practicable in the event payment cannot be made within that ten day period, the escrowed Proceeds, excluding any interest earned thereon, to the Subscribers by payment to the Placement Agent for credit to the Subscribers' respective accounts with the Placement Agent (in amounts shown on the memorandum of transmittal described in Section 4.01), and without deductions of any kind or character. In addition, the Escrow Agent shall pay any interest earned on the Proceeds to the Subscribers as soon as practicable by delivering a check in the amount equal to the interest allocable to each Subscriber (taking into account both the amount and date of deposit), it being understood that payment of interest usually is made by the Escrow Agent on the first or second business day of each month, and the Escrow Agent shall provide to the Placement Agent an itemized list of all such sums due and owing to each Subscriber, except that in the case of Individual Retirement Accounts and other retirement plans, the Escrow
Agent shall deliver the check for interest to the Placement
Agent for deposit into the Subscriber's securities account at the Placement Agent.

(e) In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on
Schedule 2 hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

(f) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (ii) an intermediary bank. The Escrow
Agent may apply any of the escrowed funds for any payment

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order it executes using any such identifying number, even
where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

(g) The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto.

(h)  The delivery of such Proceeds in accordance with Section
5.01(b) shall be accomplished by depositing such Proceeds in a separate bank account for each Series maintained by the Managing Owner on behalf of the Trust.

(i) Upon distribution of all the Proceeds, including all interest thereon, the Escrow Agent shall be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith.

(j) Prior to the termination of the Escrow Account, the Managing Owner may notify the Escrow Agent in writing of a subscription for Interests of a Subscriber that has been rejected in whole or in part by the Managing Owner for whatever reason or that has been rescinded by the Subscriber, and the Managing Owner may direct the Escrow Agent to return by wire transfer any Proceeds held in escrow, excluding any interest thereon, to the Placement Agent for credit to the Subscriber's respective account, and the Escrow Agent will forward any interest on the Proceeds to the Subscriber in the manner described in this Section 5.01, in each case, as soon thereafter as may be practicable.

(k) If the Trust determines that the Proceeds includes an amount greater than the amount representing payment in respect of Interests sold to accepted Subscribers, the Trust will instruct the Escrow Agent in writing as to the disposition of said excess Proceeds.

Section 5.02 Prior to the delivery of the escrowed Proceeds to the Trust as described above in Section 5.01, (a) the Trust shall have no title to the Proceeds on deposit in the Escrow Account, and (b) such Proceeds shall under no circumstances be subject to the liabilities or indebtedness of the Trust.

                        Article 6.

                       ESCROW ACCOUNT

Section 6.01 The Escrow Agent shall cause to be opened a separate escrow account for the Proceeds of each separate Series (each, an "Escrow Account"). The Escrow Agent shall cause Proceeds received from the Placement Agent pursuant to Section 4.01 to be deposited in the Escrow Account at the Escrow Agent's
Insurance Trust and Escrow Group or at any agent designated by the Escrow Agent. Proceeds deposited in the Escrow
Account shall be invested by the Escrow Agent in accordance with the specific written directions furnished by the Managing
Owner.  The Managing Owner intends to instruct the Escrow
Agent to invest the Proceeds in U.S. Treasury Obligations or any other investment specified by the Managing Owner which is

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consistent with the provisions of NASD Notice to Members
84-7 (January 30, 1984) and the provisions of Rule 15c2-4 of the Securities Exchange Act of 1934, as amended.

During the term of this Escrow Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent, in The Chase Manhattan Deposit Account or such other investments as the Managing Owner, the Placement Agent, and Escrow
Agent may mutually agree upon that is consistent with the provisions of NASD Notice to Members 84-7 (January 30, 1984) and the provisions of Rule 15c2-4 of the Securities Exchange Act of 1934, as amended.

The Escrow Agent shall present for redemption any obligation so purchased or sell any such obligation, in every case upon the written direction of the Managing Owner. Obligations so purchased as an investment of monies in the Escrow Account shall be deemed at all times to be a part of such Escrow Account, and the interest accruing thereon shall be credited to such Escrow Account.

Section 6.02 Interest earned by the Escrow Account for the period commencing on the date on which Proceeds are received by the Escrow Agent until the conclusion of the Initial Offering Period for each Series (as defined in Section 1.01 above), shall be held by the Escrow Agent in trust for the Subscribers and distributed to the Subscribers in accordance with Article 5 hereof.

                        Article 7.

                    MAINTENANCE OF RECORDS

The Escrow Agent shall maintain accurate records of all transactions hereunder. As soon as practicable after the termination of the Escrow Account, or as may reasonably be requested by the Trust before such termination, but no more frequently than monthly, the Escrow Agent shall provide the Trust with a complete copy of such records, represented by the Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of the Trust shall also have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein. The Escrow Agent is authorized and instructed to complete Form 1099 in respect of interest payable to any Subscribers who receive escrow interest payments pursuant to Section 5.01 and to the Placement
Agent for credits received pursuant to Section 5.01 in compliance with the applicable sections of the Internal
Revenue Code.

                      Article 8.
          EXCULPATION AND INDEMNIFICATION

Section 8.01

(a) Notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent shall not be liable for any of the following, except in the event a court of

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competent jurisdiction determines that it was the gross negligence or willful misconduct on the part of the Escrow Agent:
(i) the failure of any of the conditions of this Agreement or damage caused by the exercise of its discretion in any particular manner, or for any reason (including, without limitation, the liquidation of investments of the Proceeds), for any mistake of fact or law, for any error of judgment or for any action taken or omitted by it or any action suffered by it to be taken or omitted or (ii) the failure to ascertain the terms or conditions, or to comply with any of the provisions, of any agreement, contract or other document delivered to the Escrow Agent hereunder or for forgeries or false impersonation.

(b) If any controversy arises among the parties hereto or with any third party with respect to the subject matter of this Agreement, its terms or conditions, the Escrow Agent shall not be required to determine the same or take any action, but the Escrow Agent may await the settlement of any such controversy by final appropriate legal proceedings, mutual agreement or otherwise as the Escrow Agent may require, notwithstanding anything in this Agreement to the contrary, and in such event, the Escrow Agent shall not be liable for interest or damages.

(c) The Escrow Agent's duties hereunder shall be only such as are herein specifically provided, being purely ministerial in nature, and the Escrow Agent shall incur no liability except for the gross negligence or willful misconduct which is determined by a court of competent jurisdiction. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in accordance with the terms hereof, of any Proceeds held by it hereunder including, without limitation, any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of income incident to any such delay. The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Agreement may arise or any other agreement or other document in connection with the Trust. Except as may be provided by law, the Escrow Agent shall not be deemed to owe any fiduciary duty to the other parties hereto or to the Subscribers.

(d) The Escrow Agent shall not be required to institute legal proceedings of any kind or to defend any lawsuit brought in connection with the escrowed funds, provided that the Escrow Agent shall cooperate with the Trust with respect to the institution or defense of any such legal proceeding brought by or against the Trust, as the case may be. In the event of its participation in any such legal proceeding, the Escrow Agent shall be reasonably compensated for its services and expenses as provided in Section 9.01(b). The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other items deposited with it, and the Escrow Agent shall be fully protected in acting or refraining from acting in accordance with any written instruction given to it hereunder and believed by it to have been signed or given by the proper parties. Each of the Managing Owner and Placement Agent shall provide the Escrow Agent with a list of officers and employees who shall be authorized to deliver instructions hereunder. The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent pursuant to the instructions contained or expressly provided herein, provided that such omission was in good faith.

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(e)  The Escrow Agent may consult with its legal counsel in the event of any dispute or question as to the construction of the terms of this Agreement, and the Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.
The Managing Owner shall reimburse the Escrow Agent for reasonable legal expenses actually paid by the Escrow Agent as a result of any such consultation with counsel.

(f) In the absence of willful misconduct or gross negligence on the part of the Escrow Agent, the Escrow Agent may rely conclusively and shall be protected in acting or refraining from acting upon any order, notice, demand, certificate, statement, instrument, report or other document (not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth, completeness and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper person or persons.

(g) At any time, the Escrow Agent may request in writing an instruction in writing from the Managing Owner, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting without the Managing Owner's consent in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least two business days after the Managing Agent receives the Escrow Agent's request for instructions and its proposed course of action and provided further that, prior to so acting, the Escrow Agent has not received the written instructions requested.

(h) The Escrow Agent shall be indemnified and held harmless by the Trust and the Managing Owner from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with the administration of this Escrow Agreement or any action, suit or other proceeding involving any claim or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, the Proceeds held by the Escrow Agent hereunder or any income earned from the investment of such Proceeds, except for any such expenses or loss caused by the willful misconduct or gross negligence of the Escrow Agent.

(i) The Escrow Agent agrees and acknowledges that in seeking to enforce its rights hereunder against a particular Series, it will look solely to the assets of that Series and the Managing
Owner and not to the assets of the Trust generally or of any other Series.

(j) The Escrow Agent agrees and consents (the "Consent") to look solely to each Series for which brokerage and clearing services are being performed (the "Contracting Series") and assets (the "Contracting Series Assets") of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series including, without limitation, funds delivered to the Trust for

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the purchase of interests in a Series.  In furtherance of the
Consent, the Escrow Agent agrees that any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, "Claims") incurred, contracted for or otherwise existing arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

(1) Subordination of certain claims and rights: (a) except as set forth below, the Claims, if any, of the Escrow Agent (the "Subordinated Claims") shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Escrow Agent's Claims
(if any) against the Contracting Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that the Escrow Agent's valid
Claims, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series, and (b) the Escrow Agent will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the
Managing Owner and its assets) any payment for the Subordinated Claims;

(2) the Claims of the Escrow Agent with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

(3) if the Claims of the Escrow Agent against the Contracting Series or the Trust are secured in whole or in part, the Escrow Agent hereby waives (under section 1111(b) of the U.S. Bankruptcy Code (11 U.S.C. S 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

(4) in furtherance of the foregoing, if and to the extent that the Escrow Agent receives monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Escrow Agent shall be deemed to hold such

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monies in trust and shall promptly remit such monies to the
Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof;
and

(5) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

(k) The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the parties hereto or by any other person, firm, or corporation, except for such notices or instructions as are hereunder provided for and orders or process of any court entered or issued with or without jurisdiction. Upon the receipt of any court order, the Escrow Agent will immediately cause a copy thereof to be sent by facsimile transmission to David
Buchalter, Esq. (or his successor) at (212) 214-6150 or at such other number as is provided in writing to the Escrow Agent in the future. If the Proceeds are, or any part thereof is, at any time attached, garnished or levied upon under any court order, or if payment, assignment, transfer, conveyance or delivery of the Proceeds is stayed or enjoined by any court order, or in case any order, judgment or decree is made or entered by any court affecting the Proceeds or any part thereof, then, and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree that the Escrow Agent is advised is binding upon it, by its legal counsel, and if the Escrow Agent complies with any such order, writ, judgment or decree it shall not be liable to any of the Parties or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

(l) The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(m) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

(n) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The duties and responsibilities of the Escrow
Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in the Agreement.

(o) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain

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from taking any action and its sole
obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing.

(p) The provisions of Articles 8 and 9 of this Agreement shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.

(q) In the administration of the escrow account hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may, consult with counsel, accountants and other skilled persons to be selected and retained by it.

(r) Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever
(including but not limited to lost profits), even if the Escrow
Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                           Article 9.

                             FEES

Section 9.01

(a) The Escrow Agent shall receive fees as described in the attached Schedule 1.

(b) It is understood that the fees and usual charges agreed upon for the Escrow Agent's services hereunder shall be considered compensation for its ordinary services as contemplated by this Agreement and that in the event that the conditions of this Agreement are not promptly fulfilled or that the Escrow Agent renders any service not provided for in this Agreement or that there is any modification hereof or that any controversy with any third party arises hereunder or that the Escrow Agent is made a party to, or intervenes in, any litigation with a third party pertaining to this Agreement or the subject matter hereof, the Escrow Agent and its legal counsel shall, provided that prior notification is given to the Trust and the Managing Owner, be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses occasioned by such default, delay, controversy or litigation.
The Managing Owner hereby promises to pay the foregoing sums upon demand.

                         Article 10

                   RESIGNATION AND DISCHARGE

Section 10.01 Notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent (i) may resign from its duties under this Agreement by giving 30 days' prior written notice of such resignation to the other parties hereto and (ii) may be discharged from its

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duties under this Agreement upon receipt
from the other parties hereto of 30 days' prior written notice of such discharge. Upon the effective date of such resignation or discharge of the Escrow Agent and upon payment to the Escrow Agent of all amounts owed to it hereunder, the Proceeds held by the Escrow Agent shall be returned to the Trust or paid over to a substitute Escrow Agent that the Trust shall retain to perform the functions theretofore performed by the Escrow Agent under this Agreement, as the Trust shall direct the Escrow Agent in writing or in accordance with the directions of a final order or judgment or a court of competent jurisdiction, and the pro rata portion of the Escrow Agent's fee up to the effective date of resignation or discharge shall be paid by the Placement Agent. If a successor Escrow Agent has not been appointed or has not accepted such appointment within 30 days of notice of resignation or removal, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief, and the costs, expenses and reasonable attorney's fees and expenses which the Escrow Agent incurs in connection with any such a proceeding shall be paid by the Managing Owner. In the absence of such directions, the Escrow Agent may return the Proceeds to the Trust.

                          Article 11.

                        MISCELLANEOUS

Section 11.01 The Trust may assign and grant a security interest in all sums payable to the Trust pursuant to this Agreement, and the Escrow Agent agrees to accept and acknowledge the instructions for the payment of the funds within the Escrow
Account in accordance with the provisions of Article 5 hereof designating the disposition of Proceeds. Once such instructions are given in accordance with this Section 11.01, and subject to all of the rights of the Trust to receive the Proceeds as set forth herein, such instructions will be deemed to be final and attributable to all future distributions of Proceeds as contemplated hereunder. It is understood that in order for the parties hereto to amend this Agreement and thereby change such instructions, any party who has been assigned or granted a security interest in such Proceeds shall join in the execution of such amendment or shall otherwise give its written consent to such amendment. All reasonable expenses incurred by the Escrow Agent as a result of the assignment or the granting of a security interest in the Proceeds shall be paid by the Trust.

Section 11.02 Except as provided in Section 8.01(j), all notices, communications and instructions required or desired to be given under this Agreement shall be in writing and shall be deemed to be duly given if hand delivered or sent by express delivery service or by registered or certified mail, return receipt requested, to the following addresses or to such other address as may be furnished to the other parties as herein provided:

To the Escrow Agent:
   The Chase Manhattan Bank
   450 West 33rd Street, 10th Floor
   New York, New York  10001
   Attention: Escrow Administration Department
              Capital Markets Fiduciary Services

To the Trust:
  World Monitor Trust II
  c/o Prudential Securities Futures Management Inc.
  One New York Plaza, 13th floor
  New York, New York  10292
  Attention:   Eleanor L. Thomas

To the Managing Owner:
  Prudential Securities Futures Management Inc.
  One New York Plaza, 13th floor
  New York, New York  10292
  Attention:   Eleanor L. Thomas

In the case of the Trust and the Managing Owner, with a copy to:

  Prudential Securities Incorporated
  One Seaport Plaza, 29th Floor
  New York, New York  10292
  Attention:   David Buchalter, Esq.

  and

  Rosenman & Colin LLP
  575 Madison Avenue
  New York, New York  10022
  Attention:   Fred M. Santo, Esq.

To the Placement Agent:

  Prudential Securities Incorporated
  One New York Plaza, 13th Floor
  New York, New York  10292
  Attention:   Guy Scarpaci

(a) This Agreement shall not be amended, modified or rescinded except upon receipt by the Escrow Agent of a written instrument signed by all the parties including the Escrow
Agent.

(b) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 11.03 This Agreement, the rights and obligations of the parties hereunder and all performance hereunder shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New
York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

(a)  The Escrow Agent agrees that it will not take any of the
following actions against the Trust:    LISTNUM \l 4 \s 1   seek
a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Trust in an involuntary case or proceeding under the U.S. Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization, rehabilitation, liquidation or similar law or (B) adjudging the Trust a bankrupt or insolvent or seeking reorganization, rehabilitation, liquidation, arrangement, adjustment or composition of or in respect of the Trust under the U.S. Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Trust or of any substantial part of any of its properties or ordering the winding up or liquidation of any of its affairs, (ii) seek a petition for relief, reorganization or to take advantage of any law referred to in the preceding clause or (iii) file an involuntary petition for bankruptcy (collectively "Bankruptcy or Insolvency Action").

(b) This Agreement has been made and executed by and on behalf of the Trust and the Managing Owner, and the obligations of the various Series of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually but are binding only upon the assets and property identified above; no resort shall be had to the assets of one Series for the obligations of another Series or to the Limited Owners' personal property for the satisfaction of any obligation or claim hereunder.

Section 11.04 Nothing in this Agreement, expressed or implied, shall give or be construed to give any persons, firm or corporation, other than the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Agreement without the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought, provided, however, that any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow
Agent in its individual capacity maybe transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

Section 11.05 No printed or other material in any language, including notices, reports, and promotional material which mentions any of the parties by name or which mentions the rights, powers or duties of the Escrow Agent under this Agreement shall be issued by any of the other parties hereto, or on such party's behalf, without the prior written consent of such party. The
Managing Owner is given permission by the Escrow Agent to mention The Chase Manhattan Bank by name and to mention the rights, powers and duties of the Escrow Agent under this Agreement in the Prospectus.

Section 11.06 The parties agree that the provisions of Articles 8 and 9 will survive the termination of this Agreement, whether terminated in a Bankruptcy or Insolvency Action or otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                  WORLD MONITOR TRUST II
                  By:  Prudential Securities Futures
                       Management Inc., the Managing Owner

                  By:___________________________
                     Name:   Eleanor L. Thomas
                     Title:   Executive Vice President

                  PRUDENTIAL SECURITIES FUTURES
                  MANAGEMENT INC., as Managing Owner

                  By:_______________________________
                     Name:   Eleanor L. Thomas
                     Title:   Executive Vice President

                  THE CHASE MANHATTAN BANK, as Escrow Agent

                  By:_______________________________
                     Name:
                     Title:

                  PRUDENTIAL SECURITIES
                  INCORPORATED, as Placement Agent

                  By:_______________________________
                  Name:
                  Title:

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                         SCHEDULE 1
World Monitor Trust II/Prudential Securities Futures Management Inc.
                    Escrow Agent Services
                      Schedule of Fees

                                 , 1999

Initial Fee                                                     Waived
This fee covers the acceptance of the appointment, review of agreements and supporting documentation, and establishment of appropriate accounts.

Annual Administration Fee                             $7,500 per Series
This fee covers the normal administration of the agreement.

Legal Fees:    (if applicable)                                 At Cost
Subject to the notification and approval of the Managing
Owner prior to the submission to counsel not employed by the Escrow Agent. This Fee covers the initial review of agreements and supporting documentation.

Account Maintenance                                  $2,500 per Series
This Fee covers the creation and maintenance of the account for the first 500 investors in each Series. If there are more than 500 investors in a Series, then the following fees will be charged for each investor over the initial 500 investors in the Series.

$3.00 per investor
$1.00 per 1099
$1.00 per check, if applicable

Additional Terms:

1. Fees for services not contemplated on this schedule are determined by an appraisal of the work involved and will be provided upon request.

2.   No additional charges will be incurred for "bust outs".  A
"bust out" is a reversal of a subscription once the dollar amount of the subscription has been transferred to the Escrow
Agent.

                            SCHEDULE 2
                   Minimum Amount of Interests
                       By Series Required
                           to be Sold

         Series D               $5 million
         Series E               $5 million
         Series F               $5 million

                            SCHEDULE 3
               Telephone Number(s) for Call-Backs and
     Person(s) Designated to Confirm Funds Transfer Instructions

If to Managing Owner:
Name                     Telephone Number
1.
2.
3.

If to Placement Agent:
Name                     Telephone Number
1.
2.
3.

Telephone call-backs shall be made to the Managing Owner and the Placement Agent if joint instructions are required pursuant to the Agreement.